Exhibit 99.1

PRESS RELEASE

For more information contact:	July 16, 2008
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP REPORTS

STRONG CAPITAL POSITION AND

THE SECOND QUARTER RESULTS

SUMMARY OF SECOND QUARTER 2008 RESULTS:

•	Significantly increased capital in the second quarter to very strong levels: Tier 1 Capital of 10.10%, Total Risk Based Capital of 14.13% and Leverage Ratio of 7.38%

•	Net loss of $0.05 per share in the quarter

•	Aggressively managing problem loans: charged off $73 million in the second quarter and increased foreclosed assets by $94 million bringing nonperforming assets to 2.62% of loans and other real estate

•	Strengthened loan loss reserve to 1.60% of net loans at 6/30/08 compared to 1.50% at 3/31/08

•	Reduced assets by $1.3 billion: $670 million in mortgage warehouse assets and $608 million in regional bank loans in the second quarter

•	Board of directors approved a $0.095 per share dividend for the third quarter, unchanged from the second quarter

•	Average deposit growth was 15% over the 2Q07 and 5% annualized over the 1Q08

•	Strong liquidity position: over $5 billion of excess borrowing capacity

•	Book value per share and tangible common book value per share were $12.00 and $6.72, respectively at 6/30/08

MONTGOMERY, Ala. - (NYSE: CNB) The Colonial BancGroup, Inc. Chairman, CEO and President, Robert E. Lowder, announced today that the Company’s net loss for the quarter ended June 30, 2008 was $9 million, or $0.05 per diluted share. “The economic downturn that began to impact Colonial’s customers during 2007 has, as we expected, continued into 2008. As I have publicly stated on a number of occasions, we expected second quarter results to demonstrate an increase in charge-offs and problem assets because Colonial’s markets, which are located in some of the country’s fastest growth areas, have unfortunately been disproportionately affected by the housing downturn. As such, we are feeling the effects of the current economy. These results, while disappointing, were not unexpected,” said Mr. Lowder.

Colonial raised $333 million, net, in common equity in a public offering during the second quarter through the issuance of 43.7 million shares of common stock. The issuance was a proactive and prudent step to allow aggressive loan work out efforts while maintaining strong capital ratios. The key regulatory ratios at June 30, 2008, were Tier 1 Capital of 10.10%, Total Capital of 14.13% and Leverage Ratio of 7.38%, all of which are above the “well capitalized” regulatory minimums of 6%, 10% and 5%, respectively. “At these levels, Colonial has significant amounts of excess capital which, coupled with our reserves, will allow us to remain strong during this period of economic uncertainty. We also continue to produce significant operating earnings each quarter that are available to absorb credit costs. Colonial is on solid footing, and we do not expect to raise additional capital,” said Mr. Lowder.

“We believe that our experienced lending, credit and special assets teams have identified our credit problems, which for Colonial continue to be isolated in residential related construction property types. We are working diligently to resolve issues on a case by case basis. We are pleased to report that loans past due 30-89 days at June 30, 2008 were down 40% from March 31, 2008. Loans past due more than 90 days but still accruing interest decreased 56% from March 31, 2008 to $31.3 million, or 0.20% of total loans, at June 30, 2008,” said Mr. Lowder. Colonial’s net charge-offs were $73 million, or 1.85% of average loans, annualized, for the second quarter of 2008, compared to 0.84% annualized for the first quarter of 2008. The nonperforming assets ratio at June 30, 2008 was 2.62% compared to 1.65% at March 31, 2008, reflecting a $94 million increase in foreclosed assets, as the Company continues its aggressive collection efforts. Colonial strengthened the loan loss reserve during the second quarter to $247 million, or 1.60% of period end loans, compared to 1.50% of period end loans at March 31, 2008.

Total loans were $15.5 billion at June 30, 2008, a decrease from $16.1 billion at March 31, 2008. Construction loans declined by $395 million, or 26% annualized, from March 31, 2008 to June 30, 2008. Approximately $239 million of the decrease in construction loans from March 31, 2008 was in Florida and Georgia which are among the markets that have experienced the most stress.

“Colonial is in a strong liquidity position. The retail franchise provides the most important source of funding to the Company as it funds 70% of total assets. Average deposits for the second quarter of 2008 grew 15% over the second quarter of 2007 and 5% annualized over the first quarter of 2008. In addition to the Company’s strong retail franchise, estimated wholesale funding available to the Company from a variety of sources is over $5 billion at June 30, 2008,” said Mr. Lowder.

Core noninterest income for the second quarter of 2008 increased 8% annualized over the first quarter of 2008. Most of the increase was in mortgage banking fee income which increased $1.2 million, or 71% annualized, over the first quarter of 2008 as a result of increased sales of FHA and VA loans. Colonial opportunistically increased its mortgage origination staffing in 2007 to diversify its production to agency products which yielded higher volumes and margins in the second quarter of 2008. Colonial’s financial planning services fee income increased $249,000, or 21% annualized, over the first quarter of 2008, primarily from increased annuity sales.

Net interest income declined by $7.2 million from the first quarter of 2008 as the Company’s net interest margin contracted 6 basis points in the quarter. The full impact of the reductions in the prime and LIBOR rates that occurred in the first quarter, deposit migration to higher cost time deposits and the increase in nonearning assets negatively impacted the margin in the second quarter. The decline in rates on earning assets was partially offset by a 42 basis point decline in deposit and funding costs.

“In the perfect storm environment that has severely impacted the residential construction industry throughout Colonial’s footprint, we believe that healthy capital, liquidity and reserves will provide stability and soundness in a time of uncertainty and weakness. Colonial is positioned well in all of these critical areas to endure the current credit cycle,” concluded Mr. Lowder.

Colonial BancGroup operates 344 branches in Florida, Alabama, Georgia, Nevada and Texas with approximately $26 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In some newspapers, the stock is listed as ColBgp.

Colonial’s management will host a conference call on July 16, 2008 at 5:00 PM/ET to discuss the earnings results for the second quarter of 2008. Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting Colonial’s website at www.colonialbank.com. The webcast will be hosted under “Events and Presentations” located under the “Investor Relations” section of the website. To participate in the Q&A session of the conference call, dial (888) 602-6363 or (719) 234-0008 Toll International, (Leader: Lisa Free).

A replay of the conference call will be available beginning at 8:00 PM/ET on July 16, 2008 and ending at midnight on July 21, 2008 by dialing (888) 203-1112 (Domestic Toll-Free) or (719) 457-0820 (Toll International). The passcode for both numbers is 2881497.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “potential” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	losses to our loan portfolio are greater than estimated or expected;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	the impact of current economic conditions on our ability to borrow additional funds to meet our liquidity needs;

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2008 and beyond;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current and future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary

(Dollars in millions)		June 30, 2008	Mar 31, 2008	Dec 31, 2007	% Change Mar ‘08 to June ‘08	% Change Dec ‘07 to June ‘08
Total assets		$26,031	$27,353	$25,976	-5%	0%
Loans, net of unearned income		15,469	16,094	15,923	-4%	-3%
Total securities		3,454	3,495	3,683	-1%	-6%
Non-time deposits		8,965	9,578	9,772	-6%	-8%
Total deposits		18,349	19,271	18,544	-5%	-1%
Shareholders’ equity		2,422	2,172	2,274	12%	7%

Earnings Summary

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30, 2008	Mar 31, 2008	% Change Mar ‘08 to June ‘08	June 30, 2008	June 30, 2007	% Change June ‘07 to June ‘08
Net Income:
Net interest income	$174,424	$181,624	-4%	$356,048	$370,162	-4%
Provision for loan losses	79,000	35,543	122%	114,543	8,355	1271%
Core noninterest income (1)	52,698	51,672	2%	104,370	99,159	5%
Securities and derivatives gains, net	3,025	6,075	-50%	9,100	2,097	334%
Securities restructuring charges	—	—	0%	—	(36,006)	100%
Gain on sale of mortgage loans	—	—	0%	—	3,850	-100%
Gain on sale of merchant services	—	—	0%	—	4,900	-100%

Total noninterest income	55,723	57,747	-4%	113,470	74,000	53%
Core noninterest expense (1)	159,506	157,810	1%	317,316	267,627	19%
Severance expense	550	236	133%	786	3,545	-78%
Merger related expenses	—	—	0%	—	1,545	-100%
Net losses related to the early extinguishment of debt	4,111	5,932	-31%	10,043	6,908	45%

Total noninterest expense	164,167	163,978	0%	328,145	279,625	17%
Minority interest expense/REIT preferred dividends	5,336	5,336	0%	10,672	2,312	362%

Income before tax	(18,356)	34,514	-153%	16,158	153,870	-89%
Income tax	(9,400)	9,717	-197%	317	51,272	-99%

Net Income	$(8,956)	$24,797	-136%	$15,841	$102,598	-85%

Earnings per share - Diluted	$(0.05)	$0.16	-131%	$0.09	$0.66	-86%

Average diluted shares outstanding	188,915	157,528		173,072	154,336
Key Ratios:
Tier I capital ratio	10.10%*	8.05%	25%	10.10%*	9.14%	11%
Tangible capital ratio	6.60%	5.33%	24%	6.60%	6.93%	-5%
Net interest margin	2.88%	2.94%	-2%	2.91%	3.56%	-18%
Loans to deposits ratio	84.30%	83.52%	1%	84.30%	90.48%	-7%
Dividends paid per common share	$0.095	$0.190	-50%	$0.285	$0.375	-24%

(1)	Represents non-GAAP measures.

*	Estimated

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Earnings Summary

(Dollars in thousands)	2nd Qtr. 2008	1st Qtr. 2008	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007	Six Months Ended
						June 30, 2008	June 30, 2007
Net interest income	$174,424	$181,624	$195,201	$196,011	$190,217	$356,048	$370,162
Provision for loan loss	79,000	35,543	93,295	4,800	6,105	114,543	8,355
Noninterest income:
Service charges on deposit accounts	19,259	19,228	19,717	19,376	18,694	38,487	36,373
Electronic banking	5,275	5,004	4,843	4,923	4,648	10,279	9,049
Other retail banking fees	2,540	2,548	2,614	2,794	3,255	5,088	6,867

Retail banking fees	27,074	26,780	27,174	27,093	26,597	53,854	52,289
Mortgage banking origination and sales	7,953	6,760	4,840	3,236	3,660	14,713	6,847
Financial planning services	5,061	4,812	4,123	4,506	4,283	9,873	8,105
Mortgage warehouse fees	1,251	995	3,017	5,936	6,332	2,246	13,287
Bank-owned life insurance	5,169	5,120	5,203	5,070	5,002	10,289	9,957
Other income	6,190	7,205	12,959	7,117	6,891	13,395	8,674

Core noninterest income	52,698	51,672	57,316	52,958	52,765	104,370	99,159
Securities and derivatives gains, net	3,025	6,075	1,950	—	1,116	9,100	2,097
Securities restructuring charges	—	—	—	—	—	—	(36,006)
Gain on sale of mortgage loans	—	—	—	—	—	—	3,850
Gain on sale of merchant services	—	—	—	—	4,900	—	4,900

Total noninterest income	55,723	57,747	59,266	52,958	58,781	113,470	74,000
Noninterest expense:
Salaries and employee benefits	74,761	73,667	70,900	68,345	70,256	148,428	139,810
Occupancy expense of bank premises, net	24,064	23,055	21,848	19,634	18,722	47,119	37,227
Furniture and equipment expense	15,134	14,703	13,564	13,226	13,350	29,837	26,472
Professional services	7,807	5,638	5,092	4,967	4,628	13,445	8,728
FDIC insurance and other regulatory fees	4,414	4,562	2,129	1,727	1,232	8,976	2,445
Amortization of intangible assets	4,142	4,163	3,606	3,500	3,201	8,305	6,252
Electronic banking and other retail banking expenses	4,136	4,157	4,175	5,766	5,507	8,293	9,719
Loan and other real estate related costs	4,486	2,649	1,376	1,170	898	7,135	1,236
Communications	2,863	2,819	2,531	2,677	2,900	5,682	5,891
Advertising	2,384	2,603	2,597	1,570	3,683	4,987	5,898
Postage and courier	2,270	2,622	2,736	2,589	2,692	4,892	5,331
Loss on equity investments	1,720	2,747	1,434	660	670	4,467	925
Travel	1,522	1,439	1,670	1,586	1,950	2,961	3,689
Other expense	9,803	12,986	7,156	6,281	7,647	22,789	14,004

Core noninterest expense	159,506	157,810	140,814	133,698	137,336	317,316	267,627
Severance expense	550	236	2,571	500	520	786	3,545
Merger related expenses	—	—	1,717	753	1,116	—	1,545
Net losses related to the early extinguishment of debt	4,111	5,932	—	—	2,512	10,043	6,908

Total noninterest expense	164,167	163,978	145,102	134,951	141,484	328,145	279,625
Minority interest expense/REIT preferred dividends	5,336	5,336	5,336	5,336	2,312	10,672	2,312

Income before tax	(18,356)	34,514	10,734	103,882	99,097	16,158	153,870
Income tax	(9,400)	9,717	1,762	34,527	32,978	317	51,272

Net Income	$(8,956)	$24,797	$8,972	$69,355	$66,119	$15,841	$102,598

Earnings per share - Diluted	$(0.05)	$0.16	$0.06	$0.45	$0.43	$0.09	$0.66

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION

(Dollars in thousands)	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007
Assets:
Cash and due from banks	$451,281	$400,880	$474,948	$403,302	$373,978
Interest bearing deposits in banks, federal funds sold	110,282	11,196	100,160	11,269	11,716
Securities purchased under agreements to resell	2,185,174	2,106,205	2,049,664	2,084,565	1,195,827
Total securities (AFS and HTM)	3,453,859	3,494,654	3,682,510	3,574,510	2,720,205
Loans held for sale	1,984,723	2,951,777	1,544,222	1,243,265	2,040,352
Loans, net of unearned income	15,468,832	16,094,478	15,923,178	15,206,452	15,457,047
Less: Allowance for loan losses	(247,009)	(240,795)	(238,845)	(172,678)	(178,274)

Net loans	15,221,823	15,853,683	15,684,333	15,033,774	15,278,773
Premises and equipment, net	498,941	509,164	500,558	466,933	464,911
Intangible assets, net	1,066,215	1,064,485	1,071,605	912,131	915,379
Bank-owned life insurance	485,840	480,722	475,593	472,324	467,240
Accrued interest and other assets	573,153	479,981	392,396	341,993	354,581

Total Assets	$26,031,291	$27,352,747	$25,975,989	$24,544,066	$23,822,962

Liabilities and Shareholders’ Equity:
Noninterest bearing transaction accounts	$2,912,071	$3,050,729	$2,988,457	$3,445,459	$3,166,851
Interest bearing transaction accounts	6,052,774	6,526,822	6,783,116	6,331,223	6,505,883

Total non-time deposits	8,964,845	9,577,551	9,771,573	9,776,682	9,672,734
Time deposits	8,038,923	7,828,384	7,317,108	6,834,610	7,052,084
Brokered time deposits	1,345,397	1,865,393	1,455,586	323,349	359,245

Total deposits	18,349,165	19,271,328	18,544,267	16,934,641	17,084,063
Repurchase agreements	525,724	540,589	568,721	571,331	613,289
Federal funds purchased and other short-term borrowings	135,000	639,000	—	751,000	535,320
Long-term debt	4,037,741	4,169,939	4,023,836	3,604,927	2,919,387
Other liabilities	268,611	266,816	272,536	220,015	167,937

Total liabilities	23,316,241	24,887,672	23,409,360	22,081,914	21,319,996
Minority interest/REIT preferred securities	293,058	293,058	293,058	293,206	293,278
Total shareholders’ equity	2,421,992	2,172,017	2,273,571	2,168,946	2,209,688

Total Liabilities and Shareholders’ Equity	$26,031,291	$27,352,747	$25,975,989	$24,544,066	$23,822,962

Common Shares Issued	211,829,234	168,063,887	167,407,169	163,172,315	163,102,683
Common Shares Outstanding	201,862,507	158,097,161	157,440,442	153,205,588	157,378,056
Book value per common share	$12.00	$13.74	$14.44	$14.16	$14.04
Tangible book value per common share	$6.72	$7.01	$7.63	$8.20	$8.22

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES

(unaudited)

	Three Months Ended
	June 30, 2008			March 31, 2008			June 30, 2007
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, net of unearned income (2)	$15,797,611	$236,737	6.02%	$15,994,073	$261,438	6.57%	$15,112,712	$293,233	7.78%
Loans held for sale (2)	2,953,444	34,061	4.64%	3,160,736	40,397	5.14%	1,881,595	32,180	6.86%
Securities (2)	3,663,516	53,897	5.88%	3,677,145	54,612	5.94%	2,595,580	36,438	5.62%
Securities purchased under agreements to resell	2,110,183	24,814	4.73%	2,115,209	28,259	5.37%	1,310,840	22,493	6.88%
Other interest earning assets	51,727	332	2.58%	120,231	992	3.32%	68,127	938	5.52%

Total interest earning assets	24,576,481	$349,841	5.72%	25,067,394	$385,698	6.18%	20,968,854	$385,282	7.37%

Nonearning assets (2)	2,439,659			2,582,448			2,128,630

Total assets	$27,016,140			$27,649,842			$23,097,484

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$6,308,837	$22,988	1.47%	$6,609,657	$32,634	1.99%	$6,374,663	$49,664	3.12%
Time deposits	8,022,407	80,317	4.03%	7,487,996	85,841	4.61%	6,743,475	84,173	5.01%
Brokered time deposits	1,574,093	17,102	4.37%	1,592,880	19,031	4.81%	410,034	5,232	5.12%

Total interest bearing deposits	15,905,337	120,407	3.04%	15,690,533	137,506	3.52%	13,528,172	139,069	4.12%
Repurchase agreements	522,045	2,528	1.95%	544,218	3,705	2.74%	511,175	5,327	4.18%
Federal funds purchased and other short-term borrowings	475,681	2,550	2.16%	1,379,961	11,592	3.38%	635,665	8,404	5.30%
Long-term debt (2)	4,076,494	47,831	4.71%	4,084,015	49,110	4.83%	3,033,776	40,858	5.40%

Total interest bearing liabilities	20,979,557	$173,316	3.32%	21,698,727	$201,913	3.74%	17,708,788	$193,658	4.39%

Noninterest bearing demand deposits	3,067,322			3,067,214			2,935,570
Other liabilities (2)	265,528			309,546			161,766

Total liabilities	24,312,407			25,075,487			20,806,124
Minority interest/REIT preferred securities	293,058			293,058			125,416
Shareholders’ equity	2,410,675			2,281,297			2,165,944

Total liabilities and shareholders’ equity	$27,016,140			$27,649,842			$23,097,484

Rate differential			2.40%			2.44%			2.98%
Net yield on interest-earning assets on a tax equivalent basis		$176,525	2.88%		$183,785	2.94%		$191,624	3.66%
Taxable equivalent adjustments (1):
Loans		(161)			(195)			(232)
Securities		(1,940)			(1,966)			(1,175)

Total taxable equivalent adjustments		(2,101)			(2,161)			(1,407)

Net interest income		$174,424			$181,624			$190,217

Total Average Deposits
Total interest bearing deposits	$15,905,337	$120,407	3.04%	$15,690,533	$137,506	3.52%	$13,528,172	$139,069	4.12%
Noninterest bearing demand deposits	3,067,322	—	—	3,067,214	—	—	2,935,570	—	—

Total average deposits	$18,972,659	$120,407	2.55%	$18,757,747	$137,506	2.95%	$16,463,742	$139,069	3.39%

Total average deposits, excluding brokered time	$17,398,566	$103,305	2.39%	$17,164,867	$118,475	2.78%	$16,053,708	$133,837	3.35%

(1)

Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.

(2)

Unrealized gains (losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES

(unaudited)

	Six Months Ended June 30,
	2008			2007
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, net of unearned income (2)	$15,895,842	$498,176	6.30%	$15,230,363	$586,707	7.76%
Loans held for sale (2)	3,057,090	74,458	4.90%	1,585,954	54,161	6.89%
Securities (2)	3,670,331	108,509	5.91%	2,928,898	79,443	5.42%
Securities purchased under agreements to resell	2,112,696	53,073	5.05%	1,185,365	40,457	6.87%
Other interest earning assets	85,978	1,323	3.10%	82,486	2,109	5.15%

Total interest earning assets	24,821,937	$735,539	5.95%	21,013,066	$762,877	7.31%

Nonearning assets (2)	2,511,054			2,062,770

Total assets	$27,332,991			$23,075,836

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$6,459,247	$55,622	1.73%	$6,344,391	$98,145	3.12%
Time deposits	7,755,201	166,158	4.31%	6,648,503	164,747	5.00%
Brokered time deposits	1,583,487	36,133	4.59%	365,409	9,261	5.11%

Total interest bearing deposits	15,797,935	257,913	3.28%	13,358,303	272,153	4.11%
Repurchase agreements	533,131	6,233	2.35%	636,621	13,882	4.40%
Federal funds purchased and other short-term borrowings	927,821	14,142	3.07%	898,468	23,681	5.32%
Long-term debt (2)	4,080,255	96,941	4.77%	2,979,704	80,876	5.46%

Total interest bearing liabilities	21,339,142	$375,229	3.54%	17,873,096	$390,592	4.40%

Noninterest bearing demand deposits	3,067,268			2,858,401
Other liabilities (2)	287,537			164,173

Total liabilities	24,693,947			20,895,670
Minority interest/REIT preferred securities	293,058			63,054
Shareholders’ equity	2,345,986			2,117,112

Total liabilities and shareholders’ equity	$27,332,991			$23,075,836

Rate differential			2.41%			2.91%
Net yield on interest-earning assets on a tax equivalent basis		$360,310	2.91%		$372,285	3.56%
Taxable equivalent adjustments (1):
Loans		(356)			(379)
Securities		(3,906)			(1,744)

Total taxable equivalent adjustments		(4,262)			(2,123)

Net interest income		$356,048			$370,162

Total Average Deposits
Total interest bearing deposits	$15,797,935	$257,913	3.28%	$13,358,303	$272,153	4.11%
Noninterest bearing demand deposits	3,067,268	—	—	2,858,401	—	—

Total average deposits	$18,865,203	$257,913	2.75%	$16,216,704	$272,153	3.38%

Total average deposits, excluding brokered time	$17,281,716	$221,780	2.58%	$15,851,295	$262,892	3.34%

(1)

Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.

(2)

Unrealized gains (losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

SELECTED RATIOS AND ASSET QUALITY (unaudited)

SELECTED FINANCIAL RATIOS

	2nd Qtr. 2008	1st Qtr. 2008	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007
Return on average assets*	-0.13%	0.36%	0.14%	1.15%	1.15%
Return on average equity*	-1.49%	4.37%	1.58%	12.65%	12.24%
Efficiency ratio(1)	69.59%	67.02%	55.29%	53.29%	56.20%
Noninterest income(1)/ avg assets*	0.78%	0.75%	0.90%	0.88%	0.92%
Noninterest expense(1)/ avg assets*	2.36%	2.28%	2.22%	2.24%	2.38%
Net interest margin	2.88%	2.94%	3.43%	3.65%	3.66%
Capital Ratios:
Tier I capital ratio	10.10%**	8.05%	8.22%	8.94%	9.14%
Total capital ratio	14.13%**	12.00%	11.01%	11.50%	11.69%
Leverage ratio	7.38%**	6.10%	6.67%	7.34%	7.92%
Tangible common equity ratio	5.43%	4.21%	4.83%	5.32%	5.65%
Tangible capital ratio	6.60%	5.33%	6.00%	6.56%	6.93%

(1) These ratios utilize core noninterest income and core noninterest expense which represent non-GAAP measures. * Annualized ** Estimated SELECTED CREDIT QUALITY RATIOS
	June 30, 2008	March 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007
Period end:
Allowance as a percent of net loans	1.60%	1.50%	1.50%	1.14%	1.15%
Total nonperforming assets as a percent of net loans, other real estate and repossessions	2.62%	1.65%	0.86%	0.46%	0.29%
Allowance as a percent of nonperforming assets	60%	90%	174%	246%	391%
Allowance as a percent of nonperforming loans	84%	98%	196%	280%	460%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	1.85%	0.84%	0.88%	0.27%	0.20%
Year to date (annualized)	1.35%	0.84%	0.35%	0.18%	0.13%

NONPERFORMING ASSETS

(Dollars in thousands)	June 30, 2008	March 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007
Nonaccrual loans	$294,816	$246,482	$121,886	$61,599	$38,719
Other real estate owned and repossessions	113,604	19,831	15,760	8,554	6,833

Total nonperforming assets	$408,420	$266,313	$137,646	$70,153	$45,552

Aggregate loans contractually past due 90 days for which interest is being accrued	$31,337	$70,638	$23,837	$20,617	$19,468
Total charge-offs	$74,101	$35,090	$34,818	$13,744	$9,234
Total recoveries	(1,315)	(1,497)	(923)	(3,348)	(1,654)

Net charge-offs:
Quarter to date	$72,786	$33,593	$33,895	$10,396	$7,580
Year to date	$106,379	$33,593	$54,066	$20,171	$9,775